Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-191161, 333-194228, 333-204210, 333-210694, 333-215575, 333-222400, 333-226199, 333-233410, 333-258336, 333-268393 and 333-283262) on Form S-8, (Nos. 333-273081, 333-280642 and 333-284285) on Form S-3, and (Nos. 333-222374 and 333-224315) on Form S-1 of our report dated March 31, 2025, with respect to the consolidated financial statements of Traws Pharma, Inc. and subsidiaries.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 31, 2025